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                                                                EXHIBIT 10.27

                  RESEARCH, DEVELOPMENT, REDUCTION TO PRACTICE
                           AND MANUFACTURING CONTRACT

THIS CONTRACT is made and entered as of the 1st day of October, 1996, (the "Effective Date") by and between Cerus Corporation, having a place of business at 2525 Stanwell Drive, Suite 300, Concord, California 94520 (hereinafter "CLIENT"), and [*] having a place of business at [*], (hereinafter "[*]").

WHEREAS, CLIENT is engaged in the discovery and development of pharmaceutical products; and

WHEREAS, [*] is engaged in chemical research, synthesis, scale-up and bulk manufacturing for the pharmaceutical industry in accordance with FDA standards; and

WHEREAS, CLIENT proposes to retain [*] to analyze, assess and develop the process to manufacture Steritech Compound S-303 described in the process description attached hereto as Exhibit A (the "Process") and to manufacture such compound for CLIENT pursuant to such process.

NOW, THEREFORE, IT IS AGREED THAT THE FOLLOWING SHALL BE THE TERMS AND CONDITIONS APPLICABLE TO THE SERVICES AND THE MATERIALS SUPPLIED BY [*]:

1.  Services

    The services to be performed hereunder ("Project"), as well as the applicable rates for research and prices for manufactured material, plus estimated budgets therefor, are described in attachments to this Contract, signed by duly authorized officers of each party, numbered sequentially and amendable only by a document similarly executed ("Project Description"). Each Project shall be subject to and deemed a part of this Contract. Promptly upon joint execution of this Contract and a Project Description, and receipt of the agreed deposit, [*] shall proceed with the work specified in the Project Description, and, if agreed, meet any product specifications contained therein.

2.  Specific Duties of [*] for each Project

    A. To the extent relevant to a particular Project, unless otherwise specified in the Project Description, [*] will:

        1) Perform its services in accordance with applicable FDA and other governmental regulations;

        2) Develop a scalable process for synthesis of the compound(s) specified in the Exhibit;

        3) Develop an analytical method to measure the purity of such compound(s);


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        4)  Provide a certificate of analysis with respect to such compound(s)
    when produced;

        5) Provide a report to CLIENT describing research procedures used and results obtained;

        6) Respond to all reasonable requests of CLIENT for information pursuant to this Agreement; and

        7) Retain experimental records and laboratory notebooks relating to the Project for a period of ten (10) years or such longer period as may be agreed upon; and

        8) Make applicable [*] facilities, equipment, contracts and documentation available for inspection by CLIENT or its designated auditor, subject to its execution of an appropriate confidentiality agreement, with respect to a specific Project, at dates and times that are mutually agreed upon.

3.  Specific Duties of CLIENT for the Project

    A.  Unless otherwise specified in the Project Description, CLIENT will:

        1) Provide to [*] all reasonably appropriate and readily available information available to CLIENT with respect to the preparation and analysis of compound(s) specified in the Project Descriptions;

        2) Provide intermediates to [*] when appropriate for chemical process development studies;

        3) Respond to all reasonable requests of [*] for information in the possession of CLIENT that is required by [*] for the performance of [*] duties under this Contract; and

        4)  Make payments as herein required.

4.  Compensation

    A. Deposit. Promptly upon execution of a particular Project Description CLIENT shall pay [*] the Deposit for the Project, which will be twenty-five percent (25%) of the estimated direct labor budget or of the total purchase price, in the case of manufacturing Projects, unless otherwise agreed. The Deposit shall be credited proportionately against each invoice payable hereunder in accordance with the percentage of the Project then completed.

    B. Advance Payment for Materials. Materials for the Project will be purchased on consignment for CLIENT'S account and payment therefor must be received by [*] before it will order such materials. Such payment shall include a handling charge of 8% of

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material to be purchased;

         C. Invoices. Unless otherwise agreed, CLIENT shall pay[*], not later than thirty days from the issuance thereof, invoices rendered to CLIENT by [*] for the following items. In the event any payment is not made on time, [*] shall be entitled, among its other rights, to cease work upon ten (10) days written notice to CLIENT and stop deliveries until such payment is made.

           1) Manufacturing Charges. Charges at agreed purchase prices for manufactured material/products as shipped;

           2) Research Charges. Work performed on the Project by [*] (i) for the execution of work under this Contract and (ii) for any work requested by the FDA or other governmental authority or investigator on its behalf pertaining to a Project shall be charged at the rate specified in the Project Description.

           3) Waste. Waste disposal charges allocable to the Project at cost plus 8% handling;

           4) Travel. Expenses for travel incurred by [*] personnel in connection with the Project. Travel over $1000 will require CLIENT approval.

           5) Expendables and supplies directly related or used in this Project. Expenditures over $1000 will require CLIENT approval.

           6) Special equipment and glassware. Expenditures over $1000 will require CLIENT approval.

           7) Extraordinary expenses (e.g., additional manpower allocation) if
              (i) authorized by CLIENT or (ii) required by a regulating agency or pursuant to a court order.

           8) Expenses for personnel time, travel, legal fees and other expenses incurred at the request of CLIENT in patent matters, litigation and regulatory matters.

           9) Costs incurred by [*] for outside consultants or other third parties approved by CLIENT.

          10) Other costs for services related to this Contract, including but not limited to costs incurred by [*] for freight and outside chemical and analytical services shall be reimbursed by CLIENT as incurred. Expenditures over $1000 will require CLIENT approval.

        D. Audit. CLIENT's auditors, subject to normal obligations of confidentiality, may audit the books and records of [*] to the extent necessary to verify charges hereunder


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during normal business hours on the premises of [*] at CLIENT's expense.
Such audit may be performed as frequently as once per year during the term of this Contract.

        E. Late Payments. In addition to its other rights, [*] shall be entitled to interest at the rate of one and one-half percent (1.5%) per month on any payment which is not made when due.

5.      Manufacturing Warranty.

        [*] WARRANTS THAT ALL MATERIALS MANUFACTURED BY IT COMPLY WITH AGREED SPECIFICATIONS BUT MAKES NO OTHER WARRANTY OR REPRESENTATION OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO MATERIALS OF ANY KIND SUPPLIED TO CLIENT HEREUNDER, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND [*] WILL NOT BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, OR OTHER DAMAGES EXCEPT THAT [*] SHALL, AT ITS OPTION, REPLACE OR REFUND THE PRICE PAID FOR ANY PRODUCTS OR MATERIALS DETERMINED NOT TO MEET AGREED SPECIFICATIONS.

6.      Indemnity.

        A. Client's Responsibility. As to materials of any kind manufactured by [*] or otherwise supplied to CLIENT hereunder, it is understood and agreed that (1) the specifications for such materials are the responsibility of CLIENT; (2) [*] has no responsibility for establishing the safety or efficacy of any such material for any particular use; and (3) CLIENT shall be solely responsible for compliance of such products and materials with all legal requirements, including but not limited to applicable requirements as to safety and efficacy. CLIENT shall indemnify, hold harmless and make whole [*], its directors, officers and employees, and any legal entity controlling, controlled by or under common control with [*], from and against any and all damages, costs, expenses, claims, demands or causes of action of every kind and character arising out of claims by any third party (including, without limitation, employees, affiliates or agents of CLIENT) with respect to services or materials supplied to CLIENT by [*] pursuant to this Agreement, to the extent such damages, costs, expenses, claims, demands or causes of action arise solely from CLIENT's negligence.

        B. [*] Responsibility. [*] shall indemnify, hold harmless and make whole CLIENT, its directors, officers and employees, and any legal entity controlling, controlled or under common control with CLIENT, from and against any and all damages, costs, expenses, claims, demands or causes of action of every kind and character arising out of claims by any third party (including, without limitation, employees, affiliates or agents of CLIENT pursuant to this Agreement, to the extent such damages, costs, expenses, claims, demands or causes of action arise solely from [*] negligence.

        C. Insurance. Each party shall maintain adequate product liability insurance to


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support its indemnity hereunder.

7.      Confidentiality.

        Except as otherwise provided herein, each party may provide to the other certain Confidential Information (as hereinafter defined) belonging to it, without conveying any interest or right therein to the recipient, and without making any Confidential Information public or common knowledge;

        A. Confidential Information. For purposes of this Contract, the term "Confidential Information" shall mean any of the following:

                1) Any information, including, but not limited to, chemical material, biological material, know-how, data, processes, techniques, algorithms, programs, designs, drawings, formulas or test data relating to any research project, work-in process, future development, engineering, manufacturing, marketing, business plan, servicing, financial or personnel matter, present or future consultants, investors or business, whether in oral, written, graphic, electronic or physical form (hereinafter called "Information"); and

                2) Any Information disclosed to a party by any third party which the recipient is obligated to treat as confidential or proprietary; and

                3) Any Information based upon or derived directly or indirectly, in whole or in part, from Information disclosed by either party, including but not limited to, any observation concerning any aspect of such Information, but only to the extent that the derived Information inherently embodies or discloses the disclosed Information.

        B. Nondisclosure of Confidential Information. The recipient of Confidential Information agrees that during a period of five (5) years from the date of such receipt, it will not at any time disclose to any person or use for its own benefit or the benefit of anyone other than the other party any such Confidential Information without the prior express written consent of the party from whom it was obtained; provided, however, that the foregoing obligation shall not apply to any such Confidential Information which:

                1) is now, or which hereafter, through no act or failure to act on the part of the recipient, becomes generally known or available;

                2) is known by the recipient at the time of receiving such Confidential Information;

                3) is hereafter legitimately furnished to the recipient by a third party; or

                4) the recipient can prove was independently developed by it or its parent, affiliate or subsidiary companies, without use or knowledge of such Confidential



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        Information.

        C. Disclosure of Confidential Information to Employees and Agents. Each party shall be entitled to consult its employees and agents for the purpose of evaluating the Confidential Information received under this Agreement, so long as such employees and agents are enforceably obligated to comply with such party's obligations under this Agreement.

        D. Return of Documents and Property. Upon termination of this Contract, each party shall promptly deliver to the other all Confidential Information and other property belonging to the other party which such party shall have in its possession or under its control, except as the other party shall, by prior express written permission, allow such party to retain. However, this paragraph shall not apply to production records and laboratory notebooks kept in the ordinary course of business.

8.      Ownership of Inventions

        Unless otherwise agreed, any invention or trade secret and any materials, documents, programs or synthesis information belonging to CLIENT and supplied to [*] by CLIENT pursuant to this Contract shall remain the property of CLIENT.

        [*] hereby assigns to CLIENT all right, title and interest in and to all inventions it makes with respect to the process to manufacture S-303 as described in the Process (and all proprietary rights with respect thereto) including, but not limited to, methods of compound synthesis, scale-up and purification and recognizes that all information arising from its work on the process to manufacture S-303 as described in the Process, shall be made available to CLIENT.

9.      Miscellaneous

        A. This Contract represents the entire agreement of the parties with respect to the subject matter hereof. No modification of the provisions of this Contract shall be effective unless in writing and signed by a duly authorized officer of [*] and CLIENT. Any purchase orders issued by CLIENT shall be subject to this provision.

        B. Neither party shall have the right to assign this Contract or any of the rights or obligations hereunder without the prior written consent of the other party, except that each party may assign all of its rights and obligations hereunder to a third party of at least equal financial responsibility as part of an acquisition of all the business of such assigning party by such third party.

        C. If any provision hereof shall be determined to be invalid or unenforceable, such determination shall not affect the validity of the other provisions of the Contract.

        D. This Contract shall be governed in accordance with the laws of the State of California without regard to any principle of law referring to the laws of other jurisdictions.

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        E.      The waiver by either party or the failure by either party to claim a breach of any provision of this Contract shall not be deemed to constitute a waiver or estoppel with respect to any subsequent breach of any provision hereof.

        F. Any dispute between the parties arising out of or concerning this Contract will be submitted to binding arbitration in Chicago, Illinois, in accordance with the commercial arbitration rules of the American Arbitration Association, with costs borne equally by both parties.

        IN WITNESS WHEREOF the parties hereto have executed this contract as of the date first above written.

CERUS CORPORATION                                [*]


By:          /s/ Steve Isaacs                    By:       /s/  [*]
       -----------------------------                    ------------------------

Title: Steve Isaacs, President & CEO             Title:    [*]    , President
       -----------------------------                    ------------------------

Date:             10/1/96                        Date:       Sept. 25, 1996
       -----------------------------                    ------------------------

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                                   EXHIBIT A

              Cerus Corporation Compound S-303 (and salts thereof)

                                      [*]



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                            PROJECT DESCRIPTION ONE

   Reduction to Practice and Preparation of non-GMP S-303-HC1 from S-301-HC1
            (Provided by Cerus) for Range Finding Toxicology Studies

Overall, [*] will attempt to do the following tasks using a synthetic scheme provided by Cerus.

Scope of Tasks

1.  Transfer pertinent analytical methods and initiate at [*].
2. Do one run following a synthetic scheme provided by Cerus (initial reduction to practice) noting and recording significant observations.
3. Do one or two runs at an approximate [*] to [*] scale (working scale-up) to study and show feasibility at a larger scale. Some process improvement will be attempted, by mutual agreement, at this scale and may include: increased loading. Reference standards will be taken.
4. Do one or two runs at a development scale designed to produce agreed upon quantities (non-GMP) of the designated compound.
5.  Develop and deliver progress reports every two weeks.
6. Do agreed quality control analysis on material and generate a certificate of analysis.
7.  Ship material to Cerus or designate as directed.
8. Provide process and analytical data for material supplied to Cerus or designate.
9. Ship to Cerus all significant quantities of S-303 prepared that are not required by [*].

General Analytical Methods (subject to change)

------------------------------------------------------------------------------
Compound or Intermediate        Methods (parentheses indicate data taken for
                                information only)
------------------------------------------------------------------------------
 S-301                          HPLC, IR, (NMR)
------------------------------------------------------------------------------
 S-302                          HPLC, IR, (NMR)
------------------------------------------------------------------------------
                                HPLC, NMR, IR, (Elemental: C,H,N,Cl;
 S-303                          Solvents by GC)
------------------------------------------------------------------------------

Additional Process Improvements to be Attempted (as appropriate and agreed)

- Reduce recrystallization solvent volume where possible (increase loading)

- Reduce [*] volume if possible.

- Improve recrystallization procedure for S-302.


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Cerus Will Provide [*] With:

*  Samples of compounds and intermediates (S-301, S-302, S-303)
* Known degradants and impurities as they are identified and isolated. Such compounds may include: [*], [*] and a [*] of S-301
*  HPLC analytical method
*  UV spectra of selected compounds
*  A starting synthetic scheme for S-303
*  Updated synthetic and analytical information as it becomes available
* Sufficient supply of S-301 HCL to meet the needs of [*] to complete the scope of tasks

Communications:

* Cerus and [*] will have a set-up meeting at a site mutually agreed upon to initiate the project
* Principal contacts for technical and business matters will be [*] and [*] respectively
* [*] shall be the principal contact for technical and business matters at Cerus Corporation.
* [*] personnel will be available during normal business hours by telephone and fax to support this project. Conference calls may be conducted as agreed upon.
* Cerus may request process summaries and analytical data be provided on an as needed basis.

Budget Management

[*] will monitor and report to Cerus project progress regarding effort and budget spent to date. Agreed upon budget will not be exceeded unless previously approved by Cerus.

Estimated cost and Timeline for Project Description One

[*] estimates the budget approval necessary (excluding material and waste disposal costs) to do the work in Project Description One at approximately [*] @ [*] plus materials (material and waste disposal costs carry an 8% handling fee). Estimated time to completion is approximately [*] to [*] calendar [*] form starting.

By: /s/ [*]                             By: /s/ Stephen T. Isaacs
    ---------------------------             -------------------------

Title: President                        Title: President & CEO
       ------------------------                ----------------------

Date:  Sept. 26, 1996                   Date:  10/1/96
       ------------------------                -----------------------

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